Number                                                                    Shares

                                                 SEE REVERSE CERTAIN DEFINITIONS

                           SENTINEL GROUP FUNDS, INC.
              Incorporated Under the Laws of the State of Maryland

      THIS CERTIFIES THAT

      is the
      owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF:

a class of the capital stock of Sentinel Group Funds, Inc., have the powers, preferences and rights and qualifications, limitations and restrictions thereof set forth in the Articles of Incorporation as amended. This certificate is not valid for any purpose unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile signatures of its duly authorized officers.

DATED __________________

                                            Countersigned and Registered:
                                            Sentinel Administrative Services Co.
                                            By


                                            Authorized Signature

                           SENTINEL GROUP FUNDS, INC.

      The corporation is authorized to issue _________ shares in such classes, each comprising such number of shares and having the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights (except that each share of each class shall have the par value of one cent and shall entitle the owner to one vote) as with respect to the classes of stock now authorized, have been fixed by the Articles of Incorporation, as amended, and with respect to any additional classes which may be authorized, as shall be fixed and determined from time to time by the resolutions providing for the issue of such additional classes adopted by the Board of Directors, to whom authority so to fix and determine the same is expressly given by the Articles of Incorporation, together with the authority to increase or decrease the number of shares of any class but not below the number of shares thereof outstanding. The corporation will furnish without charge to each shareholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such rights.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common          UGMA - Uniform Gifts to Minors Act
      TEN ENT - as tenants by the entireties  UTMA - Uniform Transfer to Minors
      JT TEN  - as joint tenants with right          Act
                of survivorship and not as
                tenants in common

     Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

________________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE)

____________ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________


                        --------------------------------------------------------
                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.